Exhibit 10.4

PROMISSORY NOTE

(Note B - RELOC)

Loan No. 196915
$25,000,000.00	April 30, 2014

For Value Received, GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (together with any future holder, “Lender”), at 10801 Mastin Blvd., Suite 930, Overland Park, Kansas 66210, or such other address as the holder of this Note may designate, the principal sum of up to Twenty-five Million and 00/100 Dollars ($25,000,000.00), together with interest from the date of the initial advance of funds hereunder on the said principal sum, or the unpaid balance thereof, at the rate(s) set forth below, such principal and interest is to be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. The loan evidenced by this Note (the “Loan”) is a revolving line of credit and is subject to the terms of, and will be disbursed in installments as provided in, the Loan Agreement of even date herewith between the Borrower and Lender (the “Loan Agreement”), and amounts advanced hereunder may be repaid and re-advanced as provided in the Loan Agreement.

1. Interest.

The outstanding principal balance of this Note shall bear interest at a rate equal to the greater of (i) a variable rate equal to the interest rate per annum published in the Wall Street Journal under the caption “Money Rates, London Interbank Offer Rates” for three-month calendar periods (the “LIBOR Rate”), plus the Spread (as defined below), provided that if such publication is not available or such rate is not set forth therein, the LIBOR Rate shall be determined on the basis of another source reasonably acceptable to Lender, or (ii) Two and 75/100 percent (2.75%) per annum. The interest rate under this Note will be adjusted quarterly on the fifth (5th) day of each January, April, July and October, based upon the LIBOR Rate for the business day prior to such adjustment date. The “Spread” shall initially be 250 basis points (2.50%). On April 5, 2017, the Spread will be adjusted to a spread determined by Lender applying its standards for determining a LIBOR rate spread for a loan of equivalent term considering the amount of the loan, the credit risk, the collateral, the borrower and other factors normally used in Lender’s determination of an appropriate spread to be charged to a borrower.

NOTICE TO BORROWER: THIS DOCUMENT CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE.

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150

2. Payments. Payments on this Note shall be made as follows:

(a) Borrower shall make quarterly payments of accrued interest only on the outstanding principal balance of this Note commencing on the fifth (5th) day of July, 2014, and continuing on the fifth (5th) day of each October, January, April and July thereafter through the Maturity Date (defined below) (each, an “Interest Payment Date”). Each payment shall be in the amount of the accrued, but unpaid, interest through the date immediately preceding the date such payment is due.

(b) The entire remaining principal balance and accrued, but unpaid, interest and any other amounts owed by Borrower under this Note, the Security Instruments (defined below) or under any of the other loan documents entered into now or in the future in connection with the Loan (the “Loan Documents”) shall be paid in full on April 5, 2024 (the “Maturity Date”).

(c) Notwithstanding anything contained herein to the contrary, in the event that the aggregate outstanding unpaid principal amount of this Note exceeds the amount of $25,000,000.00 at any time, Borrower shall immediately, without the requirement of any oral or written notice by Lender, prepay the principal of this Note in an aggregate amount at least equal to such excess. Furthermore, as more particularly provided in the Loan Agreement, if the outstanding principal balance of this Note is at any time less than $100,000, Lender may demand immediate payment in full of this Note and may terminate the revolving facility it evidences.

This Note will not fully amortize over its term and provides for a balloon payment that will be due in full on the Maturity Date, and Borrower acknowledges that no provision or agreement has been made for the refinancing by Lender of the amount to be paid on such date.

3. Prepayment. The Borrower shall have the option to prepay this Note, in full or in part, on any Interest Payment Date without a prepayment fee, so long as Lender receives two (2) business days’ advance written notice.

4. Calculation of Interest/Application of Payments. All interest on any indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months. Interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable per annum rate, dividing the product so obtained by 360, and multiplying the result by the actual number of days elapsed. Calculating interest for partial months on the basis of a 360-day year results in more interest than if a 365-day year were used. All payments received shall, at Lender’s option, be applied to interest, to the reduction of unpaid principal, or to payment of other sums due under this Note or any instrument securing this Note. At the Lender’s option, any sums becoming due hereunder or under any instrument securing this Note may be added to the principal balance hereunder and shall bear interest as provided herein.

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150

5. Security. As more particularly provided in the Loan Agreement, this Note is secured by (i) one or more Deeds of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, (ii) one or more Trust Deeds, Security Agreement, Assignment of Rents and Leases and Fixture Filing, and (iii) one or more Mortgages, Security Agreement, Assignment of Rents and Leases and Fixture Filing (the “Security Instruments”) encumbering certain real and personal property (the “Property”). In the event the Property or any portion thereof or any interest therein be sold or conveyed or becomes subject to an agreement to sell or convey, other than transfers expressly permitted in the Loan Documents, prior to the time the indebtedness owing on this Note shall have been paid in full, then in any and all such events the entire indebtedness owing on this Note shall, at the sole option of Lender, become due and payable. It is agreed that there shall be no additional liens or deeds of trust on the Property (other than as expressly permitted in the Loan Documents), without the prior written consent of Lender.

The Security Instruments secure an additional loan made to Borrower as of even date herewith in the original principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000.00) (the “Related Loan”).

6. Default Interest. If any part of the principal or interest evidenced hereby is not paid when due, the unpaid installment or payment shall bear interest thereafter at an annual rate of sixteen percent (16%) per annum, but in no event higher than the maximum rate allowed under the law of the State of California applicable to this loan, if any (the “Default Interest Rate”).

7. Default/Acceleration. It is hereby agreed that if default be made in the payment of any of the installments of interest or principal due under this Note, at the time and place when and where the same become due and payable as aforesaid, or if default be made in any promise or agreement contained in any other document executed in connection with or to secure this Note which continues beyond any applicable grace or cure period (including, without limitation, an Event of Default under any of the Security Instruments or under the Loan Agreement), then, at the option of the Lender, the principal sum, together with all accrued and unpaid interest thereon, shall at once become due and payable at the designated place of payment, and all amounts then owing shall thereafter bear interest at the Default Interest Rate. Any forbearance or failure to exercise this right shall not constitute a waiver of Lender’s right to exercise the right with respect to any such default and any subsequent default.

8. Recourse. Borrower shall be fully and personally liable for the payment of the loan evidenced by this Note and the performance of the Loan Documents.

9. Costs and Expenses. In the event of default under this Note, Borrower agrees to pay all costs and expenses which may be incurred by Lender with respect to such default, including

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150

without limitation all costs and expenses of investigating the same and circumstances and events surrounding or relating thereto, reasonable fees charged by and reasonable expenses of professional consultants and advisers, including outside attorneys and accountants, costs of searching records, obtaining title reports, title insurance, trustee’s fees, and all other reasonable expenses incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest and the enforcement of its rights. Attorneys’ fees shall include reasonable costs and expenses of outside legal advice with respect to the event of default, rights and remedies, negotiations with the undersigned and any other parties in interest, such as guarantors, other encumbrancers, receivers, trustees and the like, and reasonable attorneys’ fees and expenses with respect to any action which Lender may commence or in which it might appear, whether for the purpose of protecting or preserving Lender’s rights or to realize upon the lien of any security interest upon real or personal property, or both, by foreclosure or otherwise, and all reasonable attorneys’ fees and expenses in any review of or appeal from any such action and any other proceeding, including any bankruptcy or arbitration proceeding.

10. Interest Limitation. In the event the interest provisions hereof or any exaction provided for herein shall result for any reason and at any time during the term of this Note in an effective rate of interest which transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of this Note shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to Borrower. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdictions in which the real property collateral or any other security for payment of this Note is located for the use or detention of money or for forbearance in seeking its collection.

11. Miscellaneous. All obligations under this Note shall be the joint and several obligations of each of the individuals and entities comprising the Borrower, if more than one. This Note shall bind the heirs, personal representatives, successors and assigns of Borrower. The endorsers, guarantors, and sureties of this Note and each of them hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against endorsers, guarantors, and sureties is expressly waived by each and all of the said parties. This Note, and the documents executed in connection with this Note, may be transferred, assigned or hypothecated by Lender without the prior consent of the undersigned.

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150

12. Severability. If any provision of this Note or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Note and the other Loan Documents, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

13. Business Purposes. This loan is a loan for business purposes and the proceeds hereof shall not be used primarily for personal, family or household purposes.

14. Unused Commitment Fee. Borrower shall pay to Lender an unused commitment fee payable in arrears with each interest payment payable on an Interest Payment Date under the terms of this Note in an amount equal to twenty (20) basis points per annum times the average daily difference between the maximum available amount under this Note ($25,000,000.00) and the actual advanced and outstanding balance of this Note for the immediately preceding quarter. Borrower may elect in its discretion, and Lender may elect upon the occurrence of an Event of Default as defined in the Loan Agreement, to cancel any portion of the commitment to continue to make or draw funds available under this Note. Upon any such cancellation, the Borrower’s future obligation to pay any unused commitment fees that have yet to accrue will be relieved.

(Signature appears on following page.)

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150

This Note is made and executed under, and is in all respects to be governed by, the laws of the State of California, without regard to its choice of law rules.

BORROWER:

GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Gladstone Land Partners, LLC,
a Delaware limited liability company its General Partner

	By:	Gladstone Land Corporation,
a Maryland corporation its Manager

By:
David Gladstone
Its Chief Executive Officer

Promissory Note (Note B)

Loan No. 196915

Gladstone Land Portfolio

75738589.3 0053564-00150